UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2018, Natera, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co., LLC, and Cowen and Company, LLC, (the “Underwriters”), in connection with the offer and sale by the Company of 4,500,000 shares of common stock of the Company, par value $0.0001 per share, at a price to the public of $20.00 per share.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to 675,000 additional shares of common stock, which expires on August 12, 2018.

The Company expects to receive net proceeds from this offering of approximately $83.4 million, or approximately $96.6 million if the Underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and other estimated transaction expenses.

The shares are being offered and sold under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-214577) (the “Registration Statement”). The offering is expected to close on July 16, 2018, subject to the satisfaction of specified closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.  A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the issuance and sale of the common stock in the offering is attached as Exhibit 5.1 hereto.  In connection with the offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed as Exhibit 99.1 hereto to be incorporated by reference into the Registration Statement.

Item 8.01 Other Events

On July 10, 2018, the Company issued a press release announcing the proposed public offering, a copy of which is furnished as Exhibit 99.2 hereto. On July 12, 2018, the Company issued a press release announcing the pricing of the public offering, a copy of which is furnished as Exhibit 99.3 hereto.

The information in Item 8.01 and in Exhibits 99.2 and 99.3 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act of 1933”), or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title of Document

1.1

Form of Underwriting Agreement dated as of July 12, 2018, among Natera, Inc. and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Cowen and Company, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1 hereto).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-214577).

99.2	Press release dated July 10, 2018.

99.3	Press release dated July 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: July 13, 2018